UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
           WASHINGTON D.C. 20549




                   FORM 8-K

               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the
      Securities Exchange Act of 1934

        Date of Report: June 9, 2004






      WORLD TRANSPORT AUTHORITY, INC.
(Exact name of registrant as specified in its charter)



Alberta, BC                            93-1202663
(State of Incorporation)(I.R.S. Employer Id No.)

            140 West Park Avenue
         El Cajon, California 92020
  (Address of Principal Executive Offices)




     (619) 593-2440 Fax: (619) 593-2444
(Registrant's telephone and fax number, including area
                   code)
















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          Item 5.  Other Events.

               World Transport Authority has capitalized
          Autotech International Corporation by issuing
          20,866,093 shares of World Transport Authority, Inc.
          restricted Reg. D Rule 144 common stock, at $.08 per share.

               World Transport Authority, Inc. has appointed new officers to serve as of May 14, 2004 the Company, as follows:

              Mr. William C. Kennedy was reappointed to serve as Chief Executive Officer of the corporation and its wholly owned subsidiary Autotech International Corporation May 14, 2004, and accepted that position on May 14, 2004. Mr. Kennedy additionally was appointed to act as the interim Chief Executive Officer for the Company on July 22, 2003, and was elected Chairman of the Board effective August 22, following the resignation of Mr. Brown. Mr. Kennedy has had a diverse career as a 36 year veteran teacher, junior high school coach for football, wrestling, basketball, softball and track, and experienced in business development and consultant. Mr. Kennedy has owned and operated several companies, including Bens Broasted Chicken, Olson Peek Technologies (wind damper/telecommunications), and Kennedy Coffee Roasting Company. He served as Chairman of the Board for Kennedy Coffee Roasting Company in 2002, developing coffee product for wholesale/retail.

               Mr. George Bates was reappointed to serve as Treasurer of the corporation and its Wholly owned Subsidiary Autotech International May 14, 2004, and accepted that position on May 14, 2004. Mr. Bates additionally was appointed to act as Treasurer for the Company. Mr. Bates served in the United States Navy/Marine Corps as a Naval Representative and Liaison Officer. His service included five years of active duty, and 17 years in the Naval Reserves, from which he is now retired. Since 1988, Mr. Bates has worked for the State of California Employment Development Department and Consultant for DFEH. He appears in court settings with Insurance Company Attorney(s) and representatives to negotiate, recommend or litigate Workers Compensation Liens. In 1994, Mr. Bates was Leader of the Appeals Task force for Legislative Change.

               Roger S. Brown was approved to serve as Secretary of the corporation and its wholly owned subsidiary Autotech International Corporation May 14, 2004 and accepted that position on May 14, 2004. Mr. Brown was elected Chairman of the Board effective July 22, 2003, and resigned as Chairman for health reasons on August 20, 2003. Mr. Brown additionally was appointed to act as Vice President of Investor Relations, but resigned from that position as of September 6, 2003, for health reasons. Mr. Brown remains on the Board as Director. Mr. Brown worked for many years as an Environmental Health Specialist for the San Diego Health Department, and concurrently had a career as a teacher in the Grossmont Union High School District. Mr. Brown also held a General Construction License in the State of California and was actively involved in home construction.

               Mr. John F. Tidy and Mr. Todd Fowler were not reappointed to serve as Interim President and Secretary respectively. But continue to serve on the Board of Directors.






          SIGNATURE

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the
          Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           World Transport
          Authority, Inc.


          Date: June 9, 2004                   By: /s/ William
          C. Kennedy

                                        -----------------------
                                        William C. Kennedy
                                        Chief Executive Officer












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